UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2008

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Microsemi Corporation 2008 Performance Incentive Plan

The Board of Directors (the “Board”) of Microsemi Corporation (the “Company”) previously adopted the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the 2008 Plan.  According to the results from the Company’s annual stockholder meeting held on February 20, 2008, the Company’s stockholders have approved the 2008 Plan.

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which was previously filed as Appendix B to the Company’s proxy statement filed on January 18, 2008.

The Board or one or more committees appointed by the Board will administer the 2008 Plan.  The Board has delegated general administrative authority for the 2008 Plan to the Compensation Committee of the Board.

The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2008 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of:  (1) the number of shares available for additional award grant purposes under the 1987 Microsemi Corporation Stock Plan (the “1987 Plan”) as of February 20, 2008 and determined immediately prior to the termination of the authority to grant new awards under the 1987 Plan as of February 20, 2008, plus (2) the number of any shares subject to stock options granted under the 1987 Plan and outstanding as of February 20, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 1987 Plan that are outstanding and unvested as of February 20, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired by the Company after that date without having become vested.  In addition, on October 1 of each fiscal year during the first five years of the 2008 Plan (commencing with October 1, 2008), an additional number of shares of Common Stock will be available for award grant purposes under the 2008 Plan equal to the lesser of (i) 3% of the total number of shares of Common Stock issued and outstanding on the last day of the immediately preceding fiscal year, (ii) 7,500,000 shares of Common Stock or (iii) such number of shares of Common Stock established by the Board.  As of February 20, 2008, approximately 4,079,000 shares were available for additional award grant purposes under the 1987 Plan, and approximately 13,682,000 shares were subject to awards then outstanding under the 1987 Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan.  To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan.  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares that exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan.  The 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan.  The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

The types of awards that may be granted under the 2008 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Executive Officers’ Salaries

On February 19, 2008, the Compensation Committee of the Board approved, effective March 31, 2008, the annualized base salaries set forth below for the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders

Name and Principal Position	Salary

James J. Peterson	$600,000
President and Chief Executive Officer

David R. Sonksen*	$336,000
Chief Financial Officer, Executive Vice President and Secretary

Ralph Brandi	$402,700
Chief Operating Officer, Executive Vice President

James H. Gentile	$228,400
Senior Vice President of Worldwide Sales

Steven G. Litchfield	$288,400
Executive Vice President

John W. Hohener*	$300,000
Vice President of Finance, Treasurer and Chief Accounting Officer

* As previously announced, Mr. Hohener has been appointed to serve as Chief Financial Officer effective April 1, 2008 following Mr. Sonksen’s retirement from that position.  Mr. Hohener’s annual target bonus percentage is 50% of his base salary.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
Number	Description

10.1	Microsemi Corporation 2008 Performance Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive proxy statement filed on January 18, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ DAVID R. SONKSEN
Date: February 25, 2008		David R. Sonksen
Chief Financial Officer, Executive Vice President and Secretary